Exhibit 5.1

To LyondellBasell Industries N.V. (the “Issuer”)

Stationsplein 45

3013 AK ROTTERDAM

The Netherlands

Date 23 August 2012	J.M. van Dijk Advocaat

Our ref. M14471542/1/20552297/VJCdB

Dear Sir/Madam,

LyondellBasell Industries 2010 Long-term Incentive Plan

(the “Plan”)

1	Introduction

I act as Dutch legal adviser (advocaat) to the Issuer in connection with the Plan and the Registration.

Certain terms used in this opinion are defined in the Annex (Definitions).

2	Dutch Law

This opinion is limited to Dutch law in effect on the date of this opinion. It (including all terms used in it) is to be construed in accordance with Dutch law.

3	Scope of Inquiry

For the purpose of this opinion, I have examined the following documents:

3.1	A copy of the Plan.

3.2	A draft of the Registration Statement.

3.3	A copy of:

(a)	the Issuer’s deed of incorporation and its articles of association as at each Relevant Date, as provided to me by the Chamber of Commerce;

(b)	both Board Regulations; and

(c)	each Trade Register Extract.

3.4	A copy of each Corporate Resolution.

In addition, I have obtained the following confirmation on the date of this opinion:

3.5	Confirmation by telephone from the Chamber of Commerce that the most recent Trade Register Extract is up to date.

I have not examined any document, and do not express an opinion on, or on any reference to, any document other than the documents referred to in this paragraph 3. My examination has been limited to the text of the documents and I have not investigated the meaning and effect of any document governed by a law other than Dutch law under that other law.

4	Assumptions

For the purpose of this opinion, I have made the following assumptions:

4.1

(a)	Each copy document conforms to the original and each original is genuine and complete.

(b)	Each signature is the genuine signature of the individual concerned.

(c)	On 29 April 2010, the Trade Register Extract dated 1 April 2010 remained up to date.

(d)	Each confirmation referred to in this opinion is true.

(e)	The Registration Statement has been or will have been filed with the SEC in the form referred to in this opinion.

4.2

(a)	On 21 August 2012, both Board Regulations were in full force and effect.

(b)	Each Corporate Resolution:

(i)	has been validly passed and remains in full force and effect without modification; and

(ii)	complies with the requirements of reasonableness and fairness (redelijkheid en billijkheid).

4.3
(a)	The Plan remains in full force and effect without modification.

(b)	Each Right:

(i)	has been or will have been granted and accepted by the grantee in accordance with the Plan; and

(ii)	when so granted and accepted, constitutes a valid, binding and enforceable right to acquire the number of Plan Shares subject to the Right under the law of Texas by which it is expressed to be governed.

(c)	Each Plan Share will have been issued in accordance with the Plan.

(d)	Each grantee of a Right and each subscriber for a Plan Share issued other than upon the exercise of a Right was or will be an employee (werknemer) of the Issuer or a group company (groepsmaatschappij).

4.4
(a)	At the time of the issue of any Plan Share:

(i)	the Issuer’s authorised capital; and

(ii)	the number of Shares available for issue under the Plan (taking into account the number of Rights granted under the Plan);

will be sufficient to allow for the issue.

(b)	Each Plan Share:

(i)	will have been issued in issued in the form and manner prescribed by the Issuer’s articles of association at the time of issue; and

(ii)	will have been validly accepted by the subscribers for them.

(c)

(i)	Each Plan Share will have been paid in cash; and

(ii)	the nominal amount of each Plan Share and any additional amount required to be paid on the Plan Share under the Plan will have been validly paid.

5	Opinion

Based on the documents and confirmations referred to and the assumptions made in paragraphs 3 and 4 and subject to the qualifications in paragraph 6 and to any matters not disclosed to me (including force (bedreiging), fraud (bedrog), undue influence (misbruik van omstandigheden) or a mistake (dwaling) in connection with the issue of any Plan Share), I am of the following opinion:

5.1	When issued, each Plan Share will have been validly issued and will be fully paid and nonassessable [1].

6	Qualifications

This	opinion is subject to the following qualifications:

6.1	This opinion is subject to any limitations arising from bankruptcy, suspension of payments, emergency measures, (other) Insolvency Proceedings or other laws relating to or affecting the rights of creditors.

6.2	An extract from the Trade Register does not provide conclusive evidence that the facts set out in it are correct. However, under the 2007 Trade Register Act (Handelsregisterwet 2007), subject to limited exceptions, a legal entity or partnership cannot invoke the incorrectness or incompleteness of its Trade Register registration against third parties who were unaware of the incorrectness or incompleteness.

6.3	I do not express any opinion on any issue of Shares under the Plan other than the Plan Shares.

1 In this opinion, "nonassessable" – which term has no equivalent in Dutch – means, in relation to a share, that the issuer of the share has no right to require the holder of the share to pay to the issuer any amount (in addition to the amount required for the share to be fully paid) solely as a result of his shareholdership.

7	Reliance

7.1	This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an Exihibit to (and therefore together with) the Registration Statement and may not be relied upon for any purpose other than the Registration.

7.2	Each person relying on this opinion agrees, in so relying, that only De Brauw shall have any liability in connection with this opinion, that the agreement in this paragraph 7.2 and all liability and other matters relating to this opinion shall be governed exclusively by Dutch law and that the Dutch courts shall have exclusive jurisdiction to settle any dispute relating to this opinion.

7.3	The Issuer may:

(d)	file this opinion as an exhibit to the Registration Statement; and

(e)	refer to De Brauw giving this opinion under the headings “Part II – INFORMATION REQUIRED IN THE REGISTRATION STATEMENT – Item 8. Exhibits.” and “INDEX TO EXHIBITS” in the Registration Statement.

The previous sentence is no admittance from me (or De Brauw) that I am (or De Brauw is) in the category of persons whose consent for the filing and reference in that paragraph is required under Section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

Yours faithfully,

De Brauw Blackstone Westbroek N.V.

/s/ Jan Marten van Dijk

Jan Marten van Dijk

Annex – Definitions

Part 1 – General

In this opinion:

“Board Regulations” means each of:

(a)	the Rules for the Management Board of LyondellBasell Industries N.V. (as amended on 13 December 2011); and

(b)	the Rules for the Management Board of LyondellBasell Industries N.V. (as amended on 13 December 2011).

“Chamber of Commerce” means the Chamber of Commerce and Industry (kamer van koophandel en fabrieken) of the place where the Issuer has its principal place of business.

“Corporate Resolution” means each of:

(a)

(i)	a written resolution of the Issuer’s board of management (bestuur) dated 29 April 2010 to:

(A)	establish the Plan;

(B)	(by implication) to issue (in the form of Stock Awards (as defined in the Plan)), or grant rights to acquire (in the form of Options or Stock Awards (both as defined in the Plan)), up to 22,000,000 Shares (to the extent issued after the date of this opinion, the “Plan Shares”) under the Plan; and

(ii)	the resolutions set out in the minutes of the meeting of the Issuer’s board of management held on 21 August 2012 to approve the amendment and restatement of the Plan; and

(b)

(i)	a written resolution of the Issuer’s supervisory board dated 29 April 2010 to approve the managing board resolution referred to in paragraph (a)(i) above; and

(ii)	the resolutions set out in the minutes of the meeting of the Issuer’s supervisory board held on 21 August 2012 to approve the managing board resolution referred to in paragraph (a)(ii) above; and

“De Brauw” means De Brauw Blackstone Westbroek N.V.

“Dutch law” means the law directly applicable in the Netherlands.

“Insolvency Proceedings” means insolvency proceedings as defined in Article 2(a) of Council Regulation (EC) No 1346/2000 of 29 May 2000 on insolvency proceedings.

“Issuer” means LyondellBasell Industries N.V., with corporate seat in Rotterdam.

“Plan” means the LyondellBasell Industries 2010 Long-term Incentive Plan (in its original form and as amended and restated).

“Plan Shares” is defined in the definition of “Corporate Resolution”.

“Registration” means the registration of the Plan Shares with the SEC under the Securities Act.

“Registration Statement” means the registration statement on form S8 to be dated 23 Augustus 2012 in relation to the Registration (excluding any documents incorporated by reference in it and any exhibits to it).

“Relevant Date” means:

(a)	29 April 2010, being the date on which the Plan was established;

(b)	21 August 2012, being the date on which the amendment and restatement of the Plan was approved; and

(a)	the date of this opinion.

“Right” means any right constituted by an Option or a Stock Awards (both as defined in the Plan) to acquire a Plan Share.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Shares” means ordinary shares (gewone aandelen), nominal value EUR 0.04 each, in the Issuer’s capital.

“the Netherlands” means the part of the Kingdom of the Netherlands located in Europe.

“Trade Register Extract” means each of:

(a)	a Trade Register Extract dated 1 April 2010; and

(b)	a Trade Register extract dated 14 August 2012;

each relating to the Issuer and provided by the Chamber of Commerce.